UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2005, Chiquita Brands International, Inc. (the “Company”), entered into a revised commitment letter and obtained from its financing institutions, Morgan Stanley Senior Funding, Inc., Wachovia Capital Markets, LLC and its affiliates and Goldman Sachs Credit Partners L.P. (the “Financial Institutions”), a 30-day extension, from June 1 to June 30, 2005, of their previously announced February 22, 2005 commitments to finance the Company’s pending acquisition of the Fresh Express unit of Performance Food Group Company. The extended financing commitments are for $825 million, which together with available cash are sufficient to fund the $855 million purchase price (subject to adjustments) for Fresh Express and related fees, expenses and working capital requirements, as well as to provide a $100 million revolving credit facility. Available cash includes $50 million of proceeds from a financing secured by ship assets obtained after the February 22 date of the original financing commitments. The revised commitment letter provides for higher financing fees and costs.

The committed financing is summarized below:

Type of Financing (all incurred at the level of Chiquita Brands L.L.C., the Company’s principal operating subsidiary)	Amount (millions)
Revolver (secured by Chiquita assets)	$100

Term Loan B (secured by Chiquita assets)*	200
Term Loan C1 (secured by Fresh Express assets)	375
Term Loan C2 (secured by Fresh Express assets)*	150

Funded Debt	$725

Total commitment	$825

*	The financing commitments contemplate that the Company would issue $225 million of unsecured senior notes at the parent holding company level, the proceeds of which would be used to replace the Term Loan C2 and reduce the Term Loan B by $75 million.

The Financial Institutions have provided the Company with investment banking and other banking services in the past and may do so in the future.

A copy of the revised commitment letter is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, the Company has entered into a revised commitment letter with the Financial Institutions to provide up to $825 million in financing. A copy of the revised commitment letter is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Revised Commitment Letter dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Robert W. Olson
Robert W. Olson
Senior Vice President, General Counsel and Secretary